Exhibit 99.1

April 8, 2016

Liberty Broadband Corporation to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA,  LBRDK) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Media Corporation’s first quarter earnings conference call.  During this Q&A session management will be accepting questions regarding both Liberty Media Corporation and Liberty Broadband Corporation.  President and Chief Executive Officer, Greg Maffei, will host the conference call on Monday, May 9th, at 11:30 a.m. (E.D.T.).  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (844) 838-8043 or (678) 509-7480 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions.  The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet.  All interested participants should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the web cast.  Replays of the call will also be available on the Liberty Broadband website.  The conference call will be archived on the website for one year.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq:  LBRDA, LBRDK)  is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation